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                                                                     EXHIBIT 4.1

                         ALPHA TECHNOLOGIES GROUP, INC.
                           RIGHTS EXERCISE AGREEMENT
                                 CUSIP NO.

   THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE
PROSPECTUS OF ALPHA TECHNOLOGIES GROUP, INC. (THE "COMPANY") DATED      , 2000
(THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE COMPANY.

   THIS RIGHTS EXERCISE AGREEMENT MUST BE RECEIVED BY AMERICAN STOCK TRANSFER & TRUST COMPANY AS THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00 P.M., NEW
YORK CITY TIME, ON      , 2000 UNLESS EXTENDED BY THE COMPANY TO A DATE NOT
LATER THAN      , 2000.

   The rights which are exercisable by this Rights Exercise Agreement may be exercised by duly completing FORM 1 (recordholders) or may be exercised through a bank or broker ("Street Name" or beneficial holders) by duly completing FORM
2. Rightsholders are advised to review the Prospectus, copies of which are available from American Stock Transfer & Trust Company as the Subscription Agent, before exercising their rights. IMPORTANT: Complete the appropriate form and SIGN as noted.

                                          ALPHA TECHNOLOGIES GROUP, INC.

                                          By: _________________________________

   AN EXERCISE OF RIGHTS EVIDENCED HEREBY IS IRREVOCABLE.

   FORM 1--RIGHTS EXERCISE AND SUBSCRIPTION: The undersigned stockholder of
record hereby irrevocably exercises    rights to subscribe for shares of common
stock as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

  (a) Number of shares of common stock that you own:        (please see your
      number of shares in the upper right hand corner of the label below)

  (b) Number of rights granted (one right for each 25 shares of common stock)


  (c) Number of shares of common stock subscribed for pursuant to Basic Subscription Privilege (one right needed for each full share);

  (d) Number of additional shares of common stock desired pursuant to Oversubscription Privilege, no shares may be subscribed for pursuant to the Oversubscription Privilege unless you fully exercise your Basic Subscription Privilege.:

  (e) Total exercise price (number of shares of common stock subscribed for pursuant to the Basic Subscription Privilege and desired pursuant to
      the Oversubscription Privilege times the exercise price of $   per
      share): $

   METHOD OF PAYMENT: CHECK, BANK DRAFT OR MONEY ORDER PAYABLE TO AMERICAN STOCK TRANSFER & TRUST COMPANY AS SUBSCRIPTION AGENT.

   Amount: $
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                                   IMPORTANT:
                           RECORDHOLDER(S) SIGN HERE
                        AND COMPLETE SUBSTITUTE FORM W-9

                            [SIGN HERE]   _____________________________________
                                               (Signature(s) of Registered
                                                        Holder(s))
                                          _____________________________________
                                          Dated:        , 2000

   (Must be signed by the registered holder(s) exactly as name(s) appear(s) on the stock certificate representing shares of Alpha Technologies Group, Inc. IF signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) or a corporation or another acting in a fiduciary or representative capacity, please provide the following information.)

                                          Name(s)
                                          _____________________________________
                                                     (Please Print)
                                          _____________________________________
                                          Capacity ____________________________
                                          Address _____________________________
                                                    (Including Zip Code)
                                          Area Code and
                                          Telephone Number ____________________
                                                               (Home)
                                                      _________________________
                                                             (Business)
                                          Tax Identification or
                                          Social Security No. _________________

                                             (Complete Substitute Form W-9)

                                                                     [SEE OVER]

   FORM 2--[FOR BENEFICIAL HOLDERS OF SHARES IN "STREET NAME" ONLY] TO EXERCISE YOUR RIGHTS THROUGH YOUR BANK OR STOCK BROKER: Please print the name and address of your Bank or Broker as the Registered Holder of your shares in full below, sign and date as indicated, and make arrangements with your bank or broker for payment for the shares:
     Name: _________________________________________________________
                        (Name of Bank or Broker)
     Address: ______________________________________________________
     _______________________________________________________________
     DTC Participant Number
     (if applicable) _______________________________________________

                                       2
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                                   IMPORTANT:
                         BENEFICIAL HOLDER(S) SIGN HERE
                        AND COMPLETE SUBSTITUTE FORM W-9

                            [SIGN HERE]   _____________________________________
                                               (Signature(s) of Registered
                                                        Holder(s))
                                          _____________________________________
                                          Dated:        , 2000

       * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

   FORM 3--SPECIAL DELIVERY INSTRUCTIONS: Name and/or address for mailing any stock certificate if other than shown on the Company's records:
        Name: ______________________________________________________
        Address: ___________________________________________________
                             _____________________
                              (including zip code)

PAYER'S NAME:              ALPHA TECHNOLOGIES GROUP, INC.

SUBSTITUTE FORM W-9        PART 1-PLEASE PROVIDE      TIN: ____________________
                           YOUR TIN ON THE LINE AT
                           RIGHT AND CERTIFY BY
                           SIGNING AND DATING
                           BELOW.

                                                      Social Security Number
                                                      or Employer
                                                      Identification Number

DEPARTMENT OF THE          ____________________________________________________
TREASURY INTERNAL                          Name (Please Print)
REVENUE SERVICE            ____________________________________________________
                                                 Address

                                                      PART 2-For Payees (i.e.,
                                                      corporations and certain
                                                      foreign individuals)
                                                      exempt from backup
                                                      withholding, please
                                                      write "exempt"
                                                      _________________________
                           ____________________________________________________
                                           City State Zip Code

                                       3
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PAYER'S REQUEST FOR        PART 3-CERTIFICATION. UNDER PENALTIES OF PERJURY, I
TAXPAYER IDENTIFICATION    CERTIFY THAT (1) the number shown on this form is
NUMBER ("TIN")             my correct taxpayer identification number (or a TIN
                           has not been issued to me but I have mailed or delivered an application to receive a TIN or will do so in the near future), (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (the
                           "I.R.S.") that I am subject to backup withholding as a result of a failure to report all interest or dividends or the I.R.S. has notified me that I am no longer subject to backup withholding, and (3) all other information provided on this form is true, correct and complete.

                           [SIGN HERE]    SIGNATURE ___________________________
                                          DATE ________________________________

                           You must cross out item (2) above if you have been notified by the I.R.S. that you are currently subject to backup withholding because of under reporting interest or dividends on your tax return. However, if after being notified by the I.R.S. that you were subject to backup withholding, you received another notification from the I.R.S. that you are no longer subject to backup withholding, do not cross out item (2).

               * * * * * * * * * * * * * * * * * * * * * * * * *

RECORDHOLDERS:             PLEASE REMOVE THE INSTRUCTIONS/TAX INFORMATION PAGE
                           THAT FOLLOWS AND RETURN THE RIGHTS EXERCISE
                           AGREEMENT AND FORM W-9 TO THE SUBSCRIPTION AGENT IN
                           THE ENCLOSED ENVELOPE.

"STREET NAME"/             PLEASE REMOVE THE INSTRUCTIONS/TAX INFORMATION PAGE
BENEFICIAL HOLDERS:        AND RETURN THE RIGHTS EXERCISE AGREEMENT AND FORM
                           W-9 TO YOUR BROKER/BANK IN THE ENVELOPE PROVIDED BY
                           YOUR BROKER/BANK.

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                                  INSTRUCTIONS

   1. DELIVERY OF RIGHTS EXERCISE AGREEMENT. This rights exercise agreement, duly completed and signed, must be used in connection with any exercise of rights and purchase of the Company's common stock. [The number of subscription rights (the "Rights") to which you are entitled is printed on your rights exercise agreement.] A rights exercise agreement must be received by American Stock Transfer & Trust Company as Subscription Agent, in reasonably satisfactory form, accompanied by the delivery of a check representing the exercise price per share of the shares purchased. The method of delivery of the rights exercise agreement for the Company's common stock and other documents is at the option and risk of the stockholder. Exercise of rights for the Company's common stock by mail or by overnight courier may be made to American Stock Transfer & Trust Company as the Subscription Agent at the address indicated therefor on the first page of this rights exercise agreement. Delivery may also
be made to American Stock Transfer & Trust Company in person at      , from
  a.m. to   p.m. local time, Monday through Friday. The Rights will expire at
5:00 p.m., New York time, on      , 2000, subject to extension as described in
the Prospectus.

   Each Right entitles a holder (a "Holder") to purchase one share of common
stock (the "Basic Subscription Privilege") at $   per share (the "Subscription
Price"). Subject to the allocation described below, each Right entitles its holder to subscribe for one share of common stock of the Company at a price of
$   after satisfaction of all subscriptions made pursuant to the Basic
Subscription Privilege (the "Oversubscription Privilege"; collectively, with the Basic Subscription Privilege, the "Subscription Privileges"), provided that all of the Rights of such Holder have been fully exercised with respect to such holder's Basic Subscription Privilege. The Company and American Stock Transfer & Trust Company, as subscription agent (the "Subscription Agent"), will endeavor to use their best efforts to ensure that holders fully exercise their Basic Subscription Privileges before subscribing for and acquiring shares of common stock pursuant to their Oversubscription Privileges, but such compliance cannot be guaranteed. Shares of common stock will be available for purchase pursuant to the Oversubscription Privilege only to the extent that all shares of common stock are not subscribed for through the exercise of the Basic Subscription Privilege by the Expiration Date (the "Excess Shares"). If the Excess Shares so available are not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the Excess Shares will be allocated pro rata among the Holders who exercise the Oversubscription Privilege in proportion, not to the number of shares requested pursuant to the Oversubscription Privilege, but to the number of shares they have subscribed for pursuant to the Basic Subscription Privilege; provided, however, that if such pro rata allocation results in any Holder being allocated a greater number of Excess Shares than such Holder subscribed for pursuant to the exercise of such Holder's Oversubscription Privilege, then such Holder will be allocated only such number of Excess Shares as such Holder subscribed for and the remaining Excess Shares will be allocated among all other Holders exercising their Oversubscription Privileges. See "The Rights Offering" in the Prospectus.

   2. INADEQUATE SPACE. If the space provided herein is inadequate, the name and address of the registered holder and the number of shares of the Company's common stock represented by the rights exercise agreement should be listed on a separate signed schedule attached hereto.

   3. SIGNATURES ON RIGHTS EXERCISE AGREEMENT. If any rights exercise agreement delivered herewith is related to rights owned of record by two or more joint owners, all such owners must sign the rights exercise agreement. If any shares of the Company's common stock are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate rights exercise agreements as there are different registrations of ownership.

   If this rights exercise agreement is executed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence reasonably satisfactory to the exercise agent of their authority so to act must be submitted.

   4. STOCK TRANSFER TAXES. The Company's will pay or cause to be paid any state stock transfer taxes applicable to the delivery of the Company's common stock.

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   5. VALIDITY OF EXERCISE; IRREGULARITIES. All questions as to validity, form and eligibility of any surrender, exercise of rights and subscription for shares of the Company's common stock hereunder will be reasonably determined by the Company's, and such determination shall be final and binding. The Company's reserves the right to waive any irregularities or defects in the exercise of any right(s), and its interpretation of the terms and conditions of the rights offering and of this rights exercise agreement (including these instructions) with respect to such irregularities or defects shall be final and binding. A rights exercise will not be deemed to have been made until all irregularities have been cured or waived. The exercise agent shall return to the tendering holder(s), as soon as is reasonably practicable, any rights exercise agreement(s) that have not been properly tendered and as to which the irregularities or defects were not cured or waived.

   6. SPECIAL DELIVERY INSTRUCTIONS. Indicate in the Special Delivery Instructions box the name and address of the person in whose name the certificate for the the Company's common stock is to be delivered if the certificate is to be delivered to someone other than the person(s) signing this rights exercise agreement.

   7. SUBSTITUTE FORM W-9. Each stockholder exercising rights is required to provide the exercise agent with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9 and make the certification required on that form. Failure to provide the information on such form may subject such stockholder to 31% federal income tax withholding on future payments, if any, for the shares of common stock purchased. If the stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, Part 1 of Substitute Form W-9 may be completed by writing "Applied For" in the space for the TIN.

   [SEE OVER]

IMPORTANT TAX INFORMATION

   Under federal income tax law, a stockholder purchasing the Company's common stock upon the exercise of rights is required to provide the exercise agent with such stockholder's correct taxpayer identification number on Substitute Form W-9 and make the certification required on that form. If such stockholder is an individual, the taxpayer identification number is his social security number. If the exercise agent is not provided with the correct taxpayer identification number, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service and any future payment made to such stockholder with respect to his certificate(s) may be subject to backup withholding.

   Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements, although they may complete a Substitute Form W-9 to avoid possible erroneous backup withholding (in which case, they should write "exempt" in Part 2). In order for a foreign individual to qualify as an exempt recipient, that stockholder (or his/her transferee) must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status, such as a duly completed I.R.S. Form W-8. Such statement can be obtained from the exercise agent. See the enclosed guidelines for certification of taxpayer identification number on Substitute Form W-9 for additional information.

   If backup withholding applies, the exercise agent is required to withhold 31% of any payments made to the stockholder. Backup withholding is not additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in overpayment of taxes, a refund may be obtained from the I.R.S.

PURPOSE OF SUBSTITUTE FORM W-9

   To prevent backup withholding on any payment that is made to a the Company's stockholder with respect to the Company's common stock subscribed for such stockholder is required to notify the exercise agent of his correct taxpayer identification number by completing the form above certifying that the taxpayer identification number provided on Substitute Form W-9 is correct (or that such stockholder is awaiting a taxpayer

                                       6
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identification number) and that (1) the stockholder has not been notified by the Internal Revenue Service that he is subject to backup withholding as a result of a failure to report all interest or dividends or (2) the Internal Revenue Service has notified the stockholder that he is no longer subject to backup withholding.

WHAT NUMBER TO GIVE THE EXERCISE AGENT

   The stockholder is required to give the exercise agent the social security number or employee identification number of the record owner of the the Company's common stock with respect the rights are exercised. If the shares are held in more than one name or are not in the name of the actual owner, consult the enclosed guidelines for certification of taxpayer identification number on Substitute Form W-9 for additional guidance on which number to report.

   NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY FUTURE PAYMENTS MADE TO YOU ON YOUR THE COMPANY'S SHARES. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

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